STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 21, 2016

Job Number: C20160921-0929
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20160415952-55	Amendment	2 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20160921-0929
You may verify this certificate
online at **http://www.nvsos.gov/**

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160415952-55
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/21/2016 9:20 AM
	Entity Number E0101292013-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is hereby amended to add Section 5.2 which provides that upon the effective time of this amendment, (i) each ten (10) shares of common stock issued and outstanding immediately prior to the effective time shall be combined into one (1) share of common stock and (ii) all fractional shares shall be rounded up to the next whole share.

THE COMPLETE TEXT OF THE AMENDMENT TO ARTICLE III IS ATTACHED HERETO AND MADE A PART HEREOF

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.9%

4. Effective date and time of filing: (optional) Date: 09/23/2016 Time: 12:01 a.m.
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(ATTACHMENT)

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
FIRST HARVEST CORP.

The Articles of Incorporation of the Corporation are hereby amended by the addition of the following paragraph to Section 5.2 of Article III:

> "Every ten (10) shares of common stock of the Corporation then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of common stock of the Corporation (the "Reverse Stock Split"); provided, however, that the number of shares of authorized common stock and the number of shares of authorized preferred stock pursuant to this Article III shall not be altered. No fractional shares shall be issued upon the Reverse Stock Split. All shares of common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any such fractional share, round such fractional share up to the nearest whole share."